UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K
                                CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                               JANUARY 25, 2001


                          F & M NATIONAL CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                   VIRGINIA
                (STATE OR OTHER JURISDICTION OF INCORPORATION)

                                   000-05929
                           (COMMISSION FILE NUMBER)

                                  54-0857462
                             (IRS EMPLOYER NUMBER)

                  9 COURT SQUARE, WINCHESTER, VIRGINIA  22601
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 540-665-4200


                                   NO CHANGE
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



                                   FORM 8-K
                          F & M National Corporation
                             Winchester, Virginia

ITEM 5. OTHER EVENTS.

Alfred B. Whitt, President and Chief Executive Officer of F&M National Corporation, together with Thomas G. Moore, President, Community Bankshares of Maryland, Inc., announced the completion of the merger of Community Bankshares into F&M, as of the close of business on January 25, 2001. Community Bankshares of Maryland, Inc., is the parent company of Community Bank of Maryland.

The plan of merger provides for an exchange rate of 0.75 shares of F&M common stock for each outstanding share of common stock of Community Bankshares.

Under the plan of merger, Community Bank of Maryland, Community Bankshares' affiliate bank, will be merged into F&M's subsidiary bank in Maryland, F&M Bank-Maryland. F&M Bank-Maryland will have 13 total branches, expanding its market area into the cities of Bowie, Annapolis, and Upper Marlboro, and the counties of Anne Arundel and Prince George's.

F&M National Corporation is a multi-bank holding company headquartered in Winchester, Virginia. F&M operates ten banking affiliates, eight in Virginia which are F&M Bank-Winchester, Winchester, F&M Bank-Massanutten, Harrisonburg, F&M Bank-Richmond, Richmond, F&M Bank-Central Virginia, Charlottesville, F&M Bank-Southern Virginia, Emporia, F&M Bank-Peoples, Warrenton, F&M Bank-Northern Virginia, Fairfax, F&M Bank-Highlands, Covington; in West Virginia, F&M Bank-West Virginia, Ranson; and in Maryland, F&M Bank-Maryland, Bethesda.

F&M offers insurance and financial services through its subsidiaries, F&M-Shomo & Lineweaver and F&M-J.V. Arthur. F&M also operates F&M Trust Company. F&M's common stock is listed on the New York Stock Exchange under the symbol FMN.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.     None

Pursuant to the filing requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


F & M NATIONAL CORPORATION


/s/
By: Alfred B. Whitt, President, Vice Chairman and CEO

DATE:  January 30, 2001